UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1-A

REGULATION A OFFERING STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAHERO NYTRA HOLDING LLC
A Delaware Limited Liability Company
CIK: 0002158856 | EIN: 39-4952107 | Delaware Limited Liability Company
Principal Address: 4300 Biscayne Blvd, Suite 203, Miami, FL 33137
Phone: (305) 322-9329
Website: https://www.cahero.com/

OFFERING OF EMRL.D SECURITY TOKENS
Maximum Offering Amount: $17,500,000
Offering Price Per Security: $3.25 to $3.50
Maximum Number of EMRL.D Tokens Offered: 5,000,000
Minimum Investment Amount: $0.00

Cahero Nytra Holding LLC, a Delaware limited liability company (the "Company"), is offering up to 5,000,000 EMRL.D security tokens (the "Tokens") pursuant to Regulation A, Tier 1, under the Securities Act of 1933, as amended. EMRL.D consists of blockchain-based securities associated with the Company’s real-word asset (“RWA”) tokenization activities and related digital asset infrastructure. The offering is made on a best-efforts basis with no minimum.

Investing in the Tokens involves a high degree of risk.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Price to public
Per Token	$3.25 to $3.50
Total Minimum	None
Total Maximum	$17,500,000

The Company may offer these securities directly and/or through registered broker-dealers, placement agents, digital asset platforms, or other permitted distribution channels.

The offering will commence as soon as practicable after qualification of the Offering Statement by the Securities and Exchange Commission and will terminate on the earlier of:

•  the sale of all securities offered;

•  the termination of the offering by the Company

PRELIMINARY OFFERING CIRCULAR
Subject for Completion, dated OCTOBER 8, 2026.

OFFERING CIRCULAR

ITEM 3 — SUMMARY AND RISK FACTORS

SUMMARY.

Cahero Nytra Holding LLC was formed in Delaware on September 18, 2025, as a special purpose vehicle to hold a collection of gemstones evidenced by a safekeeping receipt ("SKR"). Its principal office is at 4300 Biscayne Blvd, Suite 203, Miami, Florida. The Company is wholly owned by Cahero Holding LLC, which is wholly owned by Alfonso Cahero Tatto.

The Company proposes to become the issuer of the EMRL.D security token, a digital token currently issued on the Polygon blockchain by P/E Capital DAO LLC, a Wyoming entity that filed an offering statement on Form 1-A/A on August 18, 2026 (CIK 0001954925). Under the proposed transaction, the Company would contribute the gemstone collection as reserve backing, the token would be re-issued with a total supply of 1,000,000,000 Tokens, and the existing EMRL.D tokens would be exchanged for the new Tokens.

Of the 1,000,000,000 Tokens, 850,000,000 would be allocated to Cahero Nytra Holding LLC and 150,000,000 to existing EMRL.D stakeholders, including founders. Up to 5,000,000 Tokens are offered to the public in this offering.

As of September 30, 2026, the Company's unaudited pro forma consolidated balance sheet shows total assets of $2,885,651,750, of which $2,456,626,443 (85%) is the stated value of the gemstone reserve and $61,245 is cash.

RISK FACTORS.

•  Our assets consist almost entirely of gemstones whose stated value has not been realized in any sale. The gemstone reserve is carried at $2,456,626,443, or 85% of total assets. This value is based on solely upon an appraisal (# ID-R003) dated May 6, 2025, as reference in documentation from the Sarasota Vault Depository. Gemstones are illiquid, valuations differ widely between appraisers, and the amount obtainable in a sale could be far lower.

•  The Tokens do not give holders a right to the gemstones. Token holders may not have direct title, possession, redemption rights, security interest, or liquidation rights in any emeralds, SKRs, or related assets unless those rights are expressly granted in final binding documents.

•  Our token-related assets are valued by management, not by a market. The balance sheet includes a Token Valuation Adjustment of $310,878,239 and a Token Value in SPV including Premium of $305,638,443. These include a $200,000,000 premium determined by management. These amounts represent accounting valuations rather than cash or guaranteed realizable proceeds. Actual values may differ materially from the amounts reported.

•  We have very little cash. Cash was $61,245 on September 30, 2026. Of the $12,330,085 of revenue recorded for the nine months, $11,962,105 had not been collected and is carried as receivables.

•  Most of our reported revenue depends on one unpaid contract. $10,150,000 of revenue (82%) is a call option arrangement with Nimbus Capital that has not been paid. Without it, the Company would have reported a net loss of approximately $652,000 for the period.

•  Our financial statements for the interim period are unaudited and are presented on a pro forma basis. They reflect a contribution of gemstones and an acquisition of the EMRL.D token business that had not been completed on September 30, 2026.

•  There is a very limited trading market for the Tokens. The Tokens trade on a small number of digital asset platforms. The Company expects only about 5,000,000 Tokens to be available for trading initially. Quoted prices may not reflect the price at which any meaningful quantity could be sold.

•  Market-making arrangements may affect the price of the Tokens. The Company and its affiliates maintain a market-making account and expect the Tokens to trade within a target range. See "Plan of Distribution". The price may fall sharply if these arrangements end.

•  One holder will control the Company and approximately 85% to 90% of the Tokens. Alfonso Cahero Tatto, directly or through Cahero Holding LLC, owns 100% of the Company, which will hold 850,000,000 Tokens. Sales by this holder could depress the price, and other holders will have no ability to influence the Company.

•  Technology and smart contract risk. EMRL.D is an ERC-20 digital security token deployed on the Polygon blockchain. It may depend on smart contracts, wallets, blockchain infrastructure, transfer restrictions, and sub-ledger reconciliation. Bugs, exploits, private-key losses, forks, chain outages, oracle failures, or administrative error may cause losses. The Token's smart contract may permit the issuer or an administrator to mint, burn, freeze or change the Tokens.

•  The Token is being moved from one blockchain to another. The planned re-issuance on a new chain and exchange of existing tokens may fail, be delayed, or result in loss of tokens.

•  We depend on third parties we do not control. These include the custodian of the gemstones, the digital asset platforms on which the Tokens trade, and P/E Capital DAO LLC and its principals for technology and market development. The company may transact with affiliates, managers, promoters, platform providers, tokenization providers, or operating partners. Conflicts may exist in valuation, allocation, asset acquisition, fees, platform use, and related-party compensation.

•  Regulation of digital asset securities is uncertain. Platforms on which the Tokens trade may not be registered as exchanges or alternative trading systems in the United States. Digital asset securities, tokenized real-world assets, broker-dealer activity, transfer-agent functions, ATS activity, exchange activity, custody, Know Your Customer (KYC), Anti-Money Laundering (AML), sanctions, tax, and cross-border distribution remain subject to evolving regulation and enforcement.

•  We have a limited operating history. The Company was formed in September 2025 and has had no operations other than holding the gemstone collection.

ITEM 4 — DILUTION

Purchasers in this offering will pay $3.25 to $3.50 per Token in cash. Affiliated persons acquired or will acquire their Tokens for non-cash consideration, as follows.

Holder	Tokens	Consideration	Effective cash cost per Token
Cahero Nytra Holding LLC (controlled by Alfonso Cahero Tatto)	850,000,000	Contribution of gemstone reserve stated at $2,456,626,443	$0 cash; $2.89 per Token at stated value
Existing EMRL.D stakeholders, including founders	150,000,000	Exchange of existing EMRL.D tokens	$[average cash paid per Token]
Public investors in this offering	Up to 5,000,000	Stable Token / Cash	$3.25 to $3.50

Pro forma net book value on September 30, 2026, was $2,770,762,536, or $2.77 per Token on 1,000,000,000 Tokens. A purchaser paying $3.50 would experience immediate dilution of $0.73 per Token against that book value. Net tangible book value excluding the management-determined token valuation items would be lower.

ITEM 5 — PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Underwriters. None. The Tokens are offered directly by the Company on a best-efforts basis directly through one or more registered broker-dealers, placement agents, funding partners, or other legally permitted intermediaries, if engaged.

Method. Investors must complete onboarding, KYC/AML, Office of Foreign Assets Control (OFAC) screening, investor questionnaires, subscription documentation, and wallet verification before any EMRL.D tokens are issued. The Company may reject any subscription in whole or in part. Investor funds may be held in escrow if a minimum offering amount or closing condition is adopted. Since there is no minimum offering amount, the Company may conduct rolling closings after qualification and acceptance of subscription.

Selling securityholders. None in this offering.

Return of funds. There are no minimum offering amount and no arrangement to return funds if fewer than all Tokens are sold.

Market stabilization and market making. The Company's affiliate P/E Capital DAO LLC maintains a market-making account at BlockFinex and works with market makers, OnChain Bureau. It has stated that it expects the Tokens to trade between $3.25 and $3.50, that Tokens available for trading will initially be capped at 5,000,000, and that at least 70% of proceeds from retail purchases will remain in the market-making account. The Company may compensate broker-dealers, placement agents, finders, promoters, marketing providers, technology providers, or other persons only as permitted by law and only as fully disclosed.

Lockups. The 150,000,000 Tokens allocated to existing stakeholders remain subject to their original lock-up terms. The specific duration, release schedule, and transfer restrictions governing these tokens shall be determined by the existing agreements. The remaining 850,000,000 Tokens allocated to Cahero Nytra Holding LLC are open / unlock tokens.

ITEM 6 — USE OF PROCEEDS TO ISSUER

If all 5,000,000 Tokens are sold at $3.50, gross proceeds will be $17,500,000.

Purpose	Share	Amount at maximum
Market-making account (liquidity provision)	70%	$12,250,000
Marketing and community development	30%	$5,250,000

The company reserves the right to change the use of proceeds within the categories disclosed above. No proceeds will be paid to officers or directors of the Company.

ITEM 7 — DESCRIPTION OF BUSINESS

Overview. Cahero Nytra Holding LLC is a Delaware limited liability company formed on September 18, 2025, with its principal office at 4300 Biscayne Blvd, Suite 203, Miami, Florida and a fiscal year ending December 31. Its operating agreement was executed on March 11, 2026, and states an effective date of May 4, 2023. The Company's sole member is Cahero Holding LLC, wholly owned by Alfonso Cahero Tatto.

Assets. The Company holds a gemstone collection evidenced by safekeeping certificate number-security code: SVD*COHRNYTALLC*GEMS (136)-001, described in the Company's records as Ruby Collection ID-R003. The assets consist of natural, cut gemstones of various sizes and shapes, with each gemstone accompanied by an individual Gemological Institute of America (GIA) report.

The EMRL.D token. EMRL.D is an ERC-20 token deployed on the Polygon blockchain at contract address 0xB91025710Adbc140a9fEe4b3E465545a2bF53E20 by P/E Capital DAO LLC.

Proposed transaction. The Company proposes to acquire the EMRL.D token business from P/E Capital DAO LLC, become the direct issuer, and re-issue the token on [blockchain] with a fixed supply of 1,000,000,000 Tokens. Existing holders would receive new Tokens at a ratio of 1.5 new Tokens for each existing token.

Revenue model. To date, recorded revenue consists of proceeds and receivables from token sales and token-related agreements: sales to pioneer investors, sales on BitMart, BlockFinex and AscendEX, an over-the-counter sale to AIX, and a call option and swap agreement with Nimbus Capital. The Company intends to generate future revenue through the development and commercialization of its gemstone-backed digital asset business, including token-related transactions, strategic partnerships, asset monetization opportunities, and other permitted business activities. Future revenue will depend on market demand, successful execution of the Company’s business strategy, and compliance with applicable laws and regulations. There can be no assurance that these activities will generate revenue or become profitable.

Material agreements. Nimbus Capital Token Agreement dated June 11, 2026, which includes a call option over 5% of token supply, a $300,000 commitment fee due December 2026 secured by tokens, and a default penalty of 20% of a $10,000,000 commitment. These liabilities stated on the consolidated balance sheet is solely the responsibility of the P/E Capital DAO LLC, despite it being reflected in the consolidated financials.

Employees. Four (4) full time, no part time.

Legal proceedings; bankruptcy. As of the date of this Offering Circular, the Company is not a party to any material pending legal proceedings, litigation, or regulatory enforcement actions, nor is the Company aware of any such proceedings threatened against it. The Company has not filed for bankruptcy, been subject to involuntary bankruptcy proceedings, or undergone insolvency, receivership, or similar proceedings.

Regulation. The Company intends to offer EMRL.D tokens in accordance with Regulation A under the Securities Act of 1933, subject to qualification by the U.S. Securities and Exchange Commission (SEC). The Company will comply with applicable securities laws, anti-money laundering (AML), know-your-customer (KYC), and other regulatory requirements. Secondary trading of the tokens will be subject to applicable laws and trading platform requirements. Regulatory changes may affect the Company's operations and token transactions.

ITEM 8 — DESCRIPTION OF PROPERTY

The Company owns no real property. Its principal asset is the gemstone collection described above, held in custody at Sarasota Vault Depository under safekeeping certificate number-security code: SVD*COHRNYTALLC*GEMS (136)-001. The collection is not subject to any pledge, lien or other encumbrance. For further details of the SKR, please refer to the attached appendix.

ITEM 9 — MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The figures below are unaudited, pro forma and cover January 1 to September 30, 2026. No prior-period comparison is available.

Operating results. Revenue was $12,330,085. Of this, $10,150,000 (82%) relates to the Nimbus Capital call option, $1,000,000 to an over-the-counter sale to AIX, $512,105 to sales on BitMart, BlockFinex and AscendEX, $367,980 to cash proceeds from pioneer investors, and $300,000 to the Nimbus swap agreement. Only the $367,980 from pioneer investors was received in cash. Project costs were $1,846,994 and operating costs were $1,985,440, including $1,156,000 of token awards to founders and $180,504 of depreciation. Net income was $8,497,650. Excluding the Nimbus call option and its $1,000,000 related cost, the result would have been a net loss of $652,350.

Liquidity and capital resources. Cash and cash equivalents were $61,245 on September 30, 2026. Receivables were $11,962,105, of which $10,150,000 is due from Nimbus Capital, $1,000,000 from AIX, $512,105 from exchanges and $300,000 is a Nimbus deposit. Liabilities were $114,889,213, of which $94,000,000 is an obligation to deliver tokens to Cahero Nytra Holding LLC and $18,939,994 represents locked tokens outstanding. The Company's ability to meet its obligations depends on collecting its receivables. [State collection dates.] The Company has no material commitments for capital expenditure.

Plan of operations. Over the next 12 months the Company intends to: complete the acquisition of the EMRL.D token business; re-issue the token with a fixed supply of 1,000,000,000; obtain ISO 27001 and SOC 2 certification; establish token-collateralized financing; and develop the secondary market for the Tokens. The stated offering proceeds are sufficient for six months.

ITEM 10 — DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Alfonso Cahero Tatto	Chairman, Founder and Chief Executive Officer	45	Since September 2025	24/7
Diana Carolina Tirado Navarro	Chief Operating Officer	31	Since September 2025	24/7
Jayesh Bhanushali	Principal Accounting Officer	38	Since September 2025	24/7

Family Relationships. There are no family relationships among the Company's directors, executive officers, or key management personnel.

Business Experience. The Company's management has been involved in its business operations and development activities since 2025.

Involvement in Certain Legal Proceedings. To the Company's knowledge, none of its directors or executive officers has been involved in any legal proceedings requiring disclosure under Regulation A.

ITEM 11 — COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Alfonso Cahero Tatto	Chairman, Founder and Chief Executive Officer	N/A	N/A	N/A
Diana Carolina Tirado Navarro	Chief Operating Officer	N/A	N/A	N/A
Jayesh Bhanushali	Principal Accounting Officer	N/A	N/A	N/A

Token awards to founders of $1,156,000 were recorded in the period, and $21,667,000 of future token awards are carried as an asset. The potential recipients of these future awards are the corporate officers, the project board, and all key executives.

ITEM 12 — SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
LLC membership interests	Alfonso Cahero Tatto, 4300 Biscayne Blvd, Suite 203, Miami, FL 33137	100% [through Cahero Holding LLC — confirm]	None	100%
EMRL.D Tokens	Cahero Nytra Holding LLC (Alfonso Cahero Tatto)	850,000,000 [on completion]	2,762,500,000	85%

ITEM 13 — INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Contribution of gemstones. Alfonso Cahero Tatto, through the Company, proposes to contribute a gemstone collection stated at $2,456,626,443 in exchange for 850,000,000 Tokens.

Acquisition of the EMRL.D business. The Company proposes to acquire the EMRL.D token business from P/E Capital DAO LLC, whose principals are promoters of the Company. In exchange, existing stakeholders receive 150,000,000 Tokens.

Token deliveries. Between September 27 and October 1, 2026, P/E Capital DAO LLC delivered [20,000,000 to 30,000,000] EMRL.D tokens to a wallet controlled by Alfonso Cahero Tatto as partial delivery of a 40,000,000 token allocation.

Market-making account. Cahero Nytra Holding LLC controls the market-making account that will receive 100% of retail proceeds.

ITEM 14 — SECURITIES BEING OFFERED

The securities offered are EMRL.D security tokens, digital tokens recorded on a blockchain. They are not capital stock or membership interests of the Company. Each EMRL.D token represents the contractual rights described in the Token Terms, subscription agreement, operating agreement, and this Offering Circular. The final legal structure must state whether EMRL.D is debt, equity, revenue participation, profit participation, membership interest, beneficial interest, contractual claim, asset-linked note, or another permissible security type under Regulation A. Until counsel confirms the final classification, this draft refers to EMRL.D as a digital security token and contractual investment right.

TOKEN HOLDER RIGHTS. Holders of the Tokens shall possess enforceable contractual rights associated with their ownership interests in the SPV, as set forth in the Company’s governing documents, token terms, subscription agreements, and related offering materials.

Such rights may include:

•  economic and beneficial ownership interests associated with the SPV,

•  rights to participate in matters submitted for token holder voting, where applicable,

•  access to certain disclosures, reports, and information provided by the Company,

•  and other rights expressly granted under the governing agreements and applicable law.

Token holders’ voting rights, if any, shall be limited to the matters specifically authorized by the Company’s governing documents, operating agreements, or applicable contractual arrangements.

ITEM 15 — FINANCIAL STATEMENTS

Cahero Nytra Holding LLC
Consolidated Balance Sheet as of September 30, 2026
(Unaudited; pro forma; U.S. dollars)

ASSETS	Amount
BMO (fiat)	5,100.00
MetaMask (USDC)	385.11
Coinbase (USDT)	100.00
BlockFinex market-making account (USDT)	5,000.00
P/E Capital (USD fiat)	50,659.87
Total cash	61,244.98
Receivable from OTC	1,000,000.00
Receivable from exchanges	512,104.95
Nimbus deposit	300,000.00
Nimbus receivables	10,150,000.00
Total receivables	11,962,104.95
Tokens for deployment	2,206,718.15
SPV tokens (treasury)	35,250,000.00
Token valuation adjustment	310,878,238.93
Future token awards	21,667,000.00
RWA SKR value / gemstone reserves	2,456,626,442.66
SPV investment	47,000,000.00
Total other assets	2,873,628,399.74
TOTAL ASSETS	2,885,651,749.67
LIABILITIES AND EQUITY	Amount
Outstanding tokens (locked)	18,939,994.20
Outstanding tokens (open)	102,225.00
Payable to AIX	1,846,994.20
RWA swap (delivery to Cahero Nytra Holding LLC)	94,000,000.00
Total liabilities	114,889,213.40
Market profits	8,497,650.46
RWA SKR value / gemstone reserves	2,456,626,442.66
Token value in SPV including premium	305,638,443.15
Total equity	2,770,762,536.27
TOTAL LIABILITIES AND EQUITY	2,885,651,749.67

Token amounts are stated at $2.35 per token, described in the Company's ledger as the spot market price at September 30, 2026.

This financial statement has been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Cahero Nytra Holding LLC
Statement of Income for the period January 1 to September 30, 2026
(Unaudited; pro forma; U.S. dollars)

Amount
Cash proceeds (pioneer investors)	367,980.00
BitMart Global	123,140.00
BlockFinex	102,225.00
Nimbus Capital (buy call option)	10,150,000.00
Nimbus Capital (swap agreement)	300,000.00
AscendEX	286,739.95
AIX (OTC)	1,000,000.00
Gross revenue	12,330,084.95
BitMart / AscendEX	34,883.40
BlockFinex	43,500.00
AIX (OTC)	400,000.00
Pioneer tokens	302,851.20
Nimbus Capital (buy call option)	1,000,000.00
Nimbus Capital (swap agreement)	65,759.60
Total project cost	1,846,994.20
Net proceeds	10,483,090.75
Direct project cost	555,906.83
Token awards (founders)	1,156,000.00
Depreciation (pre-operations)	180,503.52
Operating expenses	93,029.94
Total cost of operations	1,985,440.29
NET INCOME	8,497,650.46

This financial statement has been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
As of September 30, 2026, and for the Nine Months Ended September 30, 2026
Amounts expressed in U.S. dollars.

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

Cahero Nytra Holding LLC (the “Company”) is a Delaware limited liability company organized on September 18, 2025. Its business activities involve gemstone-related assets, digital asset holdings, and the proposed acquisition and development of the EMRL.D token business.

NOTE 2 — BASIS OF PRESENTATION

The accompanying unaudited pro forma financial statements have been prepared using management-provided financial information. They reflect the Company's reported financial position and operating results, including certain proposed transactions. The accounting policies, consolidation basis, and pro forma adjustments remain subject to verification under United States Generally Accepted Accounting Principles (U.S. GAAP).

NOTE 3 — CASH AND DIGITAL ASSET BALANCES

As of September 30, 2026, reported cash and digital asset balances totaled $61,244.98, consisting of funds maintained through banking institutions, digital wallets, and trading platforms. The classification and ownership of these balances remain subject to verification.

NOTE 4 — ACCOUNTS RECEIVABLE

The Company reported total receivables of $11,962,104.95, including $10,150,000 associated with Nimbus Capital. In the Nimbus Capital Buy Call Option Agreement, management reports delivery of 5,000,000 EMRL.D tokens at $2.03 per token, totaling $10,150,000. The amount remains unpaid and is recorded as a receivable, subject to the agreement's exercise and payment conditions. Its recognition and collectability require further accounting evaluation. Other reported receivables include $1,000,000 from over-the-counter transactions, $512,104.95 from exchanges, and a $300,000 Nimbus Capital deposit.

NOTE 5 — GEMSTONE RESERVES

The Company reported gemstone reserves with a Safe Keeping Receipt (SKR) value of $2,456,626,442.66, supported by Appraisal No. 1D-R003 dated May 6, 2025. The collection consists of natural, cut gemstones of various sizes and shapes, with individual Gemological Institute of America (GIA) reports, as represented by management. Management has recorded the SKR value as both an asset and paid-up equity. Ownership, valuation, and accounting treatment remain subject to verification under U.S. GAAP.

NOTE 6 — DIGITAL TOKENS AND OTHER ASSETS

The Company reported tokens for deployment of $2,206,718.15, treasury tokens of $35,250,000, token valuation adjustments of $310,878,238.93, future token awards of $21,667,000, and SPV investments of $47,000,000. Management's records reference a token price of $2.35 as of September 30, 2026. The recognition, valuation, and classification of these assets remain subject to accounting review.

NOTE 7 — LIABILITIES AND AIX FUNDING

As of September 30, 2026, reported liabilities totaled $114,889,213.40, comprising locked token obligations of $18,939,994.20, open token obligations of $102,225, a payable to AIX of $1,846,994.20, and an RWA swap obligation of $94,000,000. AIX has provided funding for the EMRL.D project's development and operations since its inception. Management reports a token allocation capped at 2,500,000 tokens, valued at $1.00 per token, intended as a mechanism for recovering project funding. Management anticipates greater decentralization following settlement of these obligations. The outstanding balances, settlement conditions, and contractual terms remain subject to verification.

NOTE 8 — REVENUE RECOGNITION

For the nine months ended September 30, 2026, the Company reported gross revenue of $12,330,084.95 from token-related transactions, including:

•  Pioneer investors: $367,980.00

•  BitMart Global: $123,140.00

•  BlockFinex: $102,225.00

•  Nimbus Capital call option: $10,150,000.00

•  Nimbus Capital swap agreement: $300,000.00

•  AscendEX: $286,739.95

•  AIX over-the-counter transactions: $1,000,000.00

Revenue recognition remains subject to verification of contractual performance obligations, payment conditions, and applicable U.S. GAAP requirements, particularly for the Nimbus Capital arrangements.

NOTE 9 — PROJECT COSTS AND OPERATING EXPENSES

For the nine months ended September 30, 2026, the Company reported project costs of $1,846,994.20 and operating costs of $1,985,440.29. Direct project costs of $555,906.83 relate to exchange integration with BitMart, AscendEX, and BlockFinex, including market-making and marketing activities. Operating costs also include $1,156,000 in founder token awards, $180,503.52 in depreciation attributed to pre-operating expenditures incurred in 2025, and $93,029.94 in other operating expenses. The capitalization and depreciation or amortization treatment of pre-operating expenditures remain subject to U.S. GAAP review.

NOTE 10 — NET INCOME

The Company reported net income of $8,497,650.46 for the nine months ended September 30, 2026. Reported income includes $10,150,000 associated with the Nimbus Capital call option. Excluding this amount and its related $1,000,000 project cost, the Company would have reported a net loss of approximately $652,350. Accordingly, reported profitability is materially dependent on the accounting treatment and collectability of the Nimbus Capital transaction.

NOTE 11 — MEMBERS' EQUITY

As of September 30, 2026, the Company reported total members' equity of $2,770,762,536.27, comprising:

•  Gemstone reserves recorded as paid-up equity: $2,456,626,442.66

•  SPV token value, including premium: $305,638,443.15

•  Reported market profits: $8,497,650.46

The recognition of gemstone contributions, token valuation premiums, and reported profits within members' equity remains subject to verification of supporting agreements and applicable U.S. GAAP requirements.

NOTE 12 — RELATED-PARTY TRANSACTIONS

The Company's reported transactions include arrangements involving P/E Capital DAO LLD, AIX, and entities associated with the EMRL.D project. Material related-party relationships, funding arrangements, outstanding balances, and contractual obligations will require identification and appropriate disclosure in accordance with applicable accounting requirements.

NOTE 13 — COMMITMENTS AND CONTINGENCIES

The Company is exposed to risks associated with digital asset markets, gemstone valuations, contractual obligations, counterparty performance, custody arrangements, and regulatory developments. Material commitments, guarantees, liens, litigation, and contingent liabilities, if any, must be evaluated and disclosed as required by applicable accounting standards.

NOTE 14 — INCOME TAXES

The Company's income tax obligations depend on its applicable federal and state tax classifications and elections. Any current or deferred tax liabilities and related disclosures remain subject to review.

NOTE 15 — SUBSEQUENT EVENTS

Management will evaluate material events occurring after September 30, 2026, through the applicable financial statement issuance date. Any events requiring recognition or disclosure will be addressed in accordance with applicable accounting standards.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on 10/08/2026.

Cahero Nytra Holding LLC

By: ______________________________
Alfonso Cahero Tatto
Chairman, Founder and Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alfonso Cahero Tatto Alfonso Cahero Tatto	Chairman, Founder and Chief Executive Officer (Principal Executive Officer)	10/08/2026
/s/ Diana Tirado Diana Carolina Tirado Navarro	Chief Operating Officer	10/08/2026
/s/ Jayesh Bhanushali Jayesh Bhanushali	Principal Accounting Officer	10/08/2026
/s/ Alfonso Cahero Tatto Cahero Holding LLC, by Alfonso Cahero Tatto	Sole Member	10/08/2026

APPENDIX

EFF-6F9B-4C94-918D-1C800AE80484
06717-AB5B-483E-AAB7-C390D2D27A81

SARASOTA VAULT DEPOSITORY

SAFEKEEPING RECEIPT

DEPOSITORY NAME: **Sarasota Vault Depository, Inc.**
ADDRESS: **640 Washington Blvd., Suite 175, Sarasota, FL 34236 USA**
OFFICER: **Matthew Montoney, President**
TELEPHONE: **941-954-9003** FACSIMILE: **941-330-9583**

DATE OF ISSUE: **October 7, 2025** DATE OF RELEASE: **September 10, 2026**

We hereby confirm in accordance with our current agreement with our client, **Cahero Nytra Holding LLC,** has deposited with us One Hundred and thirty six parcels of Gems and these Assets have been placed in our custodial safekeeping vaults under the Safekeeping Certificate Number- Security Number: **SVD*COHRNYTALLC*GEMS (136)-001.**

TOTAL NUMBER OF ITEMS: **One Hundred and Thirty Six (136)**

TYPE OF ITEMS: **Natural Ruby Cut gemstones (Various sizes and shapes) All stones have individual GIA reports.**

ITEM VALUE: **$ 2,456,626,442.66 USD Descriptions and Value solely based upon an Appraisal (# ID-R003) dated May 6, 2025 (Copy on file in the Depository).**

With the authority and signature below, we stand ready to confirm safekeeping by telephone, email or facsimile, to any inquiring bank, or authorized representative. This Safekeeping Receipt may be cancelled at any time with written approval of all parties that have signed below.

The foregoing instrument was acknowledged before me this 22nd day of October 2025, by ALFONSO CAHERO TATTO.
This electronic notarial act involved a remote online appearance involving the use of communication technology.

For and on behalf of SARASOTA VAULT DEPOSITORY, INC. (SVD)

Signed by: Jim Leiberick
3B1A94AA275447E

Ariel Leigh Grimaldi
Notary Public - State of New York
No. 01GR0026438
Qualified in Suffolk County
My Commission Expires Jul. 02, 2028

10/8/2025

Jim Leiberick, (Vice President, SVD) **Date**

10/22/2025

Signed by: Alfonso Cahero Tatto
A99E50F794C0458

alfonso cahero

10/7/2025

Alfonso Cahero Tatto, (Sole Owner, Cahero Nytra Holding LLC) **Date**

SARASOTA VAULT DEPOSITORY CORPORATE SEAL 1999 FLORIDA